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[KPMG LETTERHEAD]





                              Consent of KPMG LLP


The Board of Directors
Thermwood Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Indianapolis, Indiana
March 12, 1999